Exhibit 10.12


                             CITIZENS BANK NEW HAMPSHIRE

                             AMERICAN ELECTROMEDICS CORP.

                          FORBEARANCE AND WORKOUT AGREEMENT
                          ---------------------------------

               This Agreement made this 28th of October, 1997 by and between American Electromedics Corp., a Delaware corporation with a principal place of business at 13 Columbia Drive, Amherst, New Hampshire 03031 (referred to herein as the "Borrower"), and Citizens Bank New Hampshire, successor in interest to First NH Bank, with an address of 875 Elm Street, Manchester, New Hampshire 03101 ("Lender").

               1.   RECITALS.
                    --------

               1.01. Borrower and Lender are the parties directly interested in certain loan documents and other instruments evidencing a certain loan, financial accommodations and agreements including, but not limited to, the following (sometimes collectively referred to as the "Loan Documents"):

                    (A) Promissory Note dated December 22, 1995, executed and delivered by Borrower to First NH Bank ("Bank") in the original principal amount of $200,000.00 (the "Note I");

                    (B) Revolving Line of Credit Promissory Note dated October 4, 1996, executed and delivered by Borrower to the Lender in the original principal amount of $400,000.00 (the "Note II");

                    (C) Term Promissory Note dated October 4, 1996, executed and delivered by Borrower to the Lender in the original principal amount of $500,000.00 (the "Note III");

                    (D) Loan Agreement dated October 4, 1996, executed and delivered by Borrower to the Lender (the "Loan Agreement");

                    (E) Security Agreement dated October 4, 1996, executed and delivered by Borrower to the Lender (the "Security
          Agreement") secured by certain UCC-1 Financing Statements recorded at the New Hampshire Secretary of State and the Town of Amherst (the "Financing Statements");

                    (F) Collateral Assignment of Leasehold Rights dated October 4, 1996, executed and delivered by Borrower to the Lender ("Collateral Assignment") along with Landlord's Estoppel Certificate and Consent to Collateral Assignment dated October 3, 1996 by Mareld Co., Inc. ("Consent").

               1.02. Borrower is in default of certain financial covenants under and in breach of the Loan Agreement, and the outstanding balances due under the Notes are now due and payable to Lender in full.

               1.03. Lender is considering to enforce its rights to payment, possession, attachment and collection under the Notes and Loan Documents in full as available under the Notes and Loan Documents, including without limitation, applicable New Hampshire law.

               1.04. Borrower has requested that Lender forbear with respect to enforcing its rights to collecting full payment now due under the Notes and in exercising its rights under the Loan Documents and applicable state law.

               1.05. In consideration of the foregoing and the warranties, representations, covenants, agreements, and promises contained herein, Borrower and Lender hereby covenant and agree upon the express terms and conditions set forth herein.

               2.   LOAN DEFAULT.
                    ------------

               The Borrower hereby acknowledges that the Loan Agreement and the Notes are in default by its failure to meet certain non-payment covenants and that even though the Lender has not made formal demand, the Notes are now due and payable in full and further acknowledges, confirms, and agrees that the Notes are now and continue to be due and payable in full, for the outstanding principal amount, together with interest, and late charges accrued and accruing thereon and costs incurred and to be incurred, including attorneys' fees to the Lender, all in the amounts as set forth in Section 4 below as of the date stated therein, which amounts do not include interest accruing and costs incurred thereafter, all without further notice or demand by the Lender to the Borrower. The Borrower waives and releases any and all claims arising out of or relating to any requirement of or for notice of default, acceleration and demand under the Notes, the other Loan Documents, or otherwise under applicable law and hereby acknowledge, confirm and agree that the amounts claimed as due by the Lender are now and continue to be due to the Lender as claimed without deduction, defense, set-off or counterclaim.

               3.   RELEASE; WAIVER OF CLAIMS AND
                    -----------------------------
                    DEFENSES/INDEMNITY.
                    -------------------

               3.01.     WAIVER AND RELEASE. Subject to the terms and
                         -------------------
          conditions of this Agreement, the Borrower, for itself, its officers, directors, heirs, legal representatives, employees and agents, as appropriate, and its respective successors and assigns, hereby expressly waives and releases and discharges Lender, its officers, directors, employees, agents, attorneys and participants and its successors and assigns, of and from any and all manner of action, cause or cause of action, suit, demand, obligation, judgment, claim, right of offset, reduction and/or defense of any and all types whatsoever, whether in law or equity, whether known or unknown, contingent or otherwise, which Borrower ever had, now has, or which hereafter can, shall or may have against Lender for, upon, or by reason of, any matter, cause or thing whatsoever, which would arise from any actions or inactions taken to date by the Lender, its officers, directors, employees, attorneys, participants and agents, all from the beginning of time to the date first above written, including, but not limited to, any and all lender liability claims arising out of, relating to or concerning, whether directly or indirectly, proximately or remotely, the subject loan, the Loan Documents, the Notes, this Agreement, the documents executed in connection with this Agreement and the subject workout, and any discussions, negotiations or oral representations or agreements among any of the parties. This Release is accepted by Lender pursuant to the terms of this Agreement and shall not be construed as an admission of liability on the part of the Lender or any other released party.

               3.02.     REAFFIRMATION.  The terms of the Loan Documents,
                         -------------
          including without limitation, any provisions creating a security interest in favor of Lender in property of Borrower are expressly acknowledged, agreed, reaffirmed and consented to. Borrower hereby acknowledges and confirms the Notes and related Loan Documents, as they may apply to each party, and whether or not listed in this Agreement, and each hereby expressly waives presentment, demand of payment, protest, and notice of nonpayment and any and all other notices and demands whatsoever.

               3.03.     INDEMNIFICATION.  The Borrower agrees to indemnify
                         ---------------
          and hold harmless the Lender, its officers, directors, employees, attorneys and agents, from and against any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement, the documents executed in connection therewith, the Notes, the other Loan Documents, or the transactions contemplated hereby and thereby, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding connected therewith. If and to the extent that the obligations of the Borrower under this indemnity are unlawful due to the amount involved or for any other reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations that is permissible under applicable law.

          Notwithstanding the foregoing, this section shall impose no liability upon the Borrower for any claims, actions, suits of shareholders of the Lender or any affiliate, or claims, actions, suits of any governmental agency charged with regulation of the Lender. In the event this provision expands the obligation of one or more of the Borrowers beyond his, her or its or their liability, it is hereby expressly recognized and stated that the foregoing undertaking of the Borrower is in consideration of the accommodations and undertakings of the Lender set forth herein which are granted at the request of the Borrower for the purposes of assisting them in otherwise satisfying their contractual obligations to Lender under the Loan Documents.

               4.   AMOUNT OF OBLIGATION.
                    --------------------

               The Borrower and Lender hereby acknowledge, confirm and agree that the amount due and owing under the Notes and related Loan Documents as of October 21, 1997, is as follows:

                        Original       Current
                        Principal      Principal     Accrued
                Note    Balance        Balance       Interest
                ----    -----------    -----------   ---------


                 I      $200,000.00    $ 83,332.24   $  604.16

                 II     $400,000.00    $300,000.00   $2,175.00

                 III    $500,000.00    $422,770.67   $2,219.55


          Approximate Total Outstanding Indebtedness (as of October 21,
          1997): $811,102.62. Interest and costs continue to accrue on the Total Outstanding Indebtedness in accordance with the terms of the Notes.

               5.   WORKOUT PROVISIONS.
                    ------------------

               5.01.     NOTE II PAYMENT. Immediately, upon execution
                         ---------------
          hereof, the Borrower will pay to the Lender all of Borrower's available cash, in the approximate amount of $250,000.00 as of October 21, 1997, to be applied to the principal balance of Note II.

               5.02.     ADDITIONAL EQUITY CAPITAL. Borrower agrees that on
                         -------------------------
          or before thirty (30) days from the date of this Agreement, it will raise or obtain additional equity capital of $250,000.00 (the "Additional Capital").

               5.03.     PAYMENT TO LENDER. On or before thirty (30) days
                         -----------------
          from the date of this Agreement, the Borrower agrees to pay $150,000.00 to the Lender from the Additional Capital. Said funds shall be applied, first, to payoff in full Note I, and, second, to paydown the principal balance of Note III.

               5.04.     CONSULTANT.  The Borrower agrees that, at the
                         ----------
          convenience and discretion of the Lender, the Lender may hire a consultant to review the Borrower's business operations. The Borrower agrees to cooperate fully with the Lender in conducting the review and the Borrower shall bear the reasonable expense of the Lender's review of the Borrower's business operations. The Borrower shall be provided with copies of any and all written reports prepared by the consultants retained from time to time by the Lender.

               5.05.     LOCKBOX AGREEMENT.  The Borrower shall execute a
                         -----------------
          Lockbox Agreement in form and substance satisfactory to the Lender whereby all payments made to the Borrower by its customers and clients shall be paid into a lock box controlled by the Lender. The Borrower further agrees that all proceeds received into the Lockbox will be applied to the outstanding principal balance owing under Note II.

               5.06.     FINANCIAL REPORTING.  The Borrower shall provide
                         -------------------
          to the Lender daily reporting of advances, cash receipts and sales. In addition, the Borrower will provide the Lender with financial statements, including, but not limited to profit, loss and income statements, on or before the 15th day of each month covering the period of the Borrower's previous monthly business operations. Further, the Borrower will provide to the Lender, on or before the 15th day of each month, cash flow projections for the Borrower's business.

               5.07.     LINE OF CREDIT REDUCTION. The Borrower's ability
                         ------------------------
          to borrow or draw funds under Note II is hereby permanently reduced and limited to $300,000.00.

               5.08.     CONDITIONS PRECEDENT TO CLOSING.  The Lender's
                         -------------------------------
          agreement hereunder is expressly conditioned upon the Borrower's provision of the following on or before the closing of the transactions contemplated hereunder (the "Closing"):

                    (A) All FDA approvals necessary for the Borrower's business; and

                    (B)  ISO 9000 Certification.

               5.09.     AMENDMENT TO LOAN AGREEMENT.  Schedule A of the
                         ---------------------------
          Loan Agreement is amended to reflect the following:

                    (A)  Applicable Percentage of Eligible Accounts
          Receivable:  75%.

                    (B)  Applicable Percentage of Finished Goods Inventory:
          50%.

          The second full paragraph of Schedule A shall be amended and restated in its entirety as follows:

                    "Definition of "Finished Goods Inventory":  The
               term "Finished Goods Inventory" shall mean Inventory of the Borrower which is completed and salable. Inventory shall be valued at the lower of costs on a "first in/first out" basis or fair market value and shall be inventory which is owned for sale in the ordinary course of the Borrower's business as presently conducted by it and held by the Borrower at its principal place of business in Amherst, New Hampshire, and, in all cases, which is subject to a valid and prior, fully perfected security interest of the Lender, free of all security interests or liens of any other person."

          The balance of the second full paragraph of Schedule A shall remain unchanged.

               The remaining portions of Schedule A shall remain unchanged.

               5.10.     ASSIGNMENT OF STOCK IN ROESCH GMBH MEDIZINTECH.
                         ----------------------------------------------
          Roesch GMBH Medizintech is a business entity with its principal place of business in Berlin, Germany and organized under the laws of Germany ("Roesch"). As security for the repayment of the Total Outstanding Indebtedness, the Borrower shall assign and pledge its fifty percent (50%) ownership in the stock of Roesch to the Lender. The Borrower shall provide the original stock certificate evidencing its ownership of the Roesch stock to the Lender at Closing, and/or execute such documents as are required under German law to create and perfect a security interest in said ownership interest in favor of the Lender. Additionally, the Borrower agrees to execute all documents necessary and take all steps required by applicable law to accomplish the assignment of the Borrower's Roesch stock to the Lender within ninety (90) days of the date of the Closing.

               5.11.     ROESCH SECURITY INTEREST. The Borrower
                         ------------------------
          acknowledges that Roesch owes the Borrower $443,000.00 (as reflected in the Borrower's accounts receivables) (the "Roesch Account Receivable") and $250,000.00 (evidenced as a note receivable in favor of the Borrower) (the "Roesch Note Receivable"). In addition to the security interest of the Lender in accounts and contract rights, the Borrower shall assign the Roesch Account Receivable and the Roesch Note Receivable to the Lender (collectively, the "Roesch Receivables") within thirty
          (30) days of Closing. Consistent therewith, the Borrower will direct Roesch to make any and all payments submitted under the Roesch Receivables directly to the Lender. Any payments made to the Lender on the Roesch Receivables shall be applied by the Lender to the Total Outstanding Indebtedness as the Lender may decide, in its sole discretion; provided, however, that assuming no event of default has occurred, the Lender will consider any reasonable request of the Borrower to retain some of the funds repaid to it by Roesch, it being expressly acknowledged that any response shall be made by the Lender in its sole and absolute discretion. The Borrower shall cause Roesch to execute any and all documents necessary to accomplish the assignment of the Roesch Receivables to the Lender in accordance with this Paragraph 5.10 under all applicable laws, including, but not limited to, the laws of Germany.

               5.12.     SECURITY INTEREST IN ASSETS OF ROESCH. The amount
                         -------------------------------------
          owing to the Lender pursuant to the assignment of the Roesch Receivables shall be secured by a security interest in all of the assets of Roesch. The Borrower shall obtain a security interest in all of the assets of Roesch and assign said security interest in favor of the Lender. The Borrower shall cause Roesch to execute all documents necessary, and take all steps necessary to accomplish the grant of a fully perfected security interest in the assets of Roesch under all applicable laws including, but not limited to the laws of Germany within ninety (90) days of the date of the Closing.

               5.13.     BANKRUPTCY.  In the event that Borrower files for
                         ----------
          bankruptcy protection under Title 11 of the United States Code, Borrower agrees to continue making payments under the Notes. In addition, and if requested by the Lender, Borrower will consent to relief from the automatic stay pursuant to Section 362 of Title 11 of the United States Code so that Lender can foreclose upon its collateral.

               5.14.     REVIVAL.  If the Borrower fails to fulfill any of
                         -------
          the terms and conditions herein, Lender shall have the right to take such other action permitted thereby and all costs of the Lender incurred in connection with this Agreement and any other costs of enforcement of the rights and remedies of the Lender shall be deemed a part of the obligations and payable upon demand by Borrower.

               5.15.     WAIVER OF FINANCIAL COVENANT DEFAULTS.  The Lender
                         -------------------------------------
          shall waive all financial covenant defaults existing under the Loan Documents as of July 31, 1997 as part of this Agreement.

               5.16.     ROESCH FINANCIAL INFORMATION.  Upon request, the
                         ----------------------------
          Borrower will obtain and provide all financial information on Roesch to the Lender.

               5.17.     ADVANCES TO ROESCH.  Advances by the Borrower to
                         ------------------
          Roesch shall be limited to $10,000.00 per calendar quarter.

               5.18.     AMENDMENT TO SCHEDULE B OF THE LOAN AGREEMENT.
                         ---------------------------------------------
          The parties hereto agree that Section IV, Paragraph A of Schedule B to the Loan Agreement dated October 4, 1996, be and hereby is amended to read as follows:

                    "The BORROWER shall have a Tangible Capital Base
               (as hereinafter defined) (i) as of July 31, 1998,qual
               to at least Nine Hundred Thirty-Four Thousand Dollars ($934,000.00); and (ii) as of July 31, 1999 and as at
               each July 31st thereafter, the foregoing Tangible
               Capital Base of the BORROWER shall be increased by an additional Two Hundred Thousand Dollars ($200,000.00), (i.e., $1,134,000.00 as of July 31, 1999, $1,334,000.00
               as of July 31, 2000, etc.). "Tangible Capital Base"
               means total shareholders' equity less intangible assets
                                                ----
               less investment of the BORROWER in Roesch GMBH Medizintech,
               ----
               all as determined in accordance with generally accepted accounting principles from the BORROWER's financial statements delivered to the BANK in accordance with the covenants of the BORROWER hereinabove (the "Financial Statements").

               6.   MISCELLANEOUS
                    -------------

               6.01.     BREACH.  A breach of this Agreement shall
                         ------
          constitute a breach of each Loan Document, whether or not referenced herein, without further notice, and shall entitle the Lender to the remedies provided to the Lender in such Loan Documents, and under applicable state law, including, but not limited to, possession of the property securing the Loan Documents.

               6.02.     NO WAIVER.  Except as otherwise specifically
                         ---------
          provided in this Agreement, Borrower waives demand, notice of any action taken in reliance on this Agreement and all other demands and notices of any description. No delay or omission on the part of the Lender in exercising any right or remedy or any subsequent or continuing event of default under this Agreement or the Notes or Loan Documents shall constitute a waiver of any other right or remedy under this Agreement or under the Notes or Loan Documents. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion. No single or partial exercise of any power hereunder shall preclude other or future exercises hereof or the exercises of any other right. THE BORROWER FURTHER ACKNOWLEDGES THAT, WHILE THE LENDER HAS AGREED NOT TO ACCELERATE OR DEMAND REPAYMENT OF THE TOTAL INDEBTEDNESS BASED UPON THE BORROWER'S PRIOR DEFAULTS, NOTHING CONTAINED HEREIN IS INTENDED TO MODIFY OR LIMIT THE LENDER'S ABILITY TO DO SO IN THE FUTURE BASED UPON A FUTURE EVENT OF DEFAULT ARISING PURSUANT TO THE TERMS SET FORTH IN THE LOAN DOCUMENTS.

               6.03.     INFORMATION.  All information furnished to the
                         -----------
          Lender pursuant to this Agreement or the negotiation thereof is true, accurate and complete.

               6.04.     COSTS AND FEES.  The Borrower will pay all costs
                         --------------
          associated with the negotiation and preparation of this Agreement, including, but not limited to, appraisal fees, legal fees, consultant fees and environmental reports.

               6.05.     BINDING AGREEMENT.  This Agreement shall inure to
                         -----------------
          the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

               6.06.     GOOD FAITH.  This Agreement and all information
                         ----------
          furnished to the Lender is made and furnished in good faith, for value and valuable consideration, and has not been made under or induced by any fraud, duress or undue influence exercised by the Lender or any other person.

               6.07.     MISREPRESENTATION.  Borrower, jointly and
                         -----------------
          severally, shall indemnify and hold the Lender harmless from and against any losses, damages, costs or expenses (including attorneys' fees) incurred by the Lender as a direct or indirect result of: (a) breach of any representation or warranty of Borrower contained in this Agreement; or (b) any breach or default by Borrower under any of the covenants or agreements contained in this Agreement to be performed by Borrower, all of which shall survive the closing hereof

               6.08.     SURVIVAL.  All representations, warranties,
                         --------
          covenants and agreements of the parties made in this Agreement shall survive the execution and delivery hereof and the closing hereunder, until such time as all of the obligations of the signatories hereto shall have lapsed in accordance with their respective terms or shall have been discharged in full.

               6.09.     MERGER CLAUSE; AMENDMENT.  The parties hereto
                         ------------------------
          agree that this Agreement represents their entire understanding and undertakings as of the date first above written, and that all prior discussions and negotiations have been incorporated herein. Accordingly, to the extent that any term, condition or covenant previously discussed does not appear herein, the parties hereto agree that the same has been rendered null and void or otherwise is covered by this Agreement. The parties hereto further agree that this Agreement will not be extended, modified or amended, and that no oral modification shall be binding or otherwise admissible in any dispute.

               6.10.  GOVERNING LAW.  The parties hereto agree that this
                     -------------
          Agreement and all of the other agreements attached hereto or referred to herein shall be governed and construed exclusively in accordance with the internal substantive laws of the State of New Hampshire. The parties further agree that the Hillsborough County Superior Court, Northern District, shall have sole and exclusive jurisdiction over any dispute arising hereunder and the parties expressly consent to the jurisdiction and venue of said Court.

               6.11.     COUNTERPARTS.  This Agreement may be executed in
                         ------------
          one or more counterparts, each of which shall together or singly be and be deemed to constitute an original.

               6.12.     NOTICES.  All notices, demands and requests given
                         -------
          are required to be given by any party to this Agreement are to be in writing and will be sent by U.S. Certified Mail, return receipt requested, or if hand-delivered, to the addresses set forth below:

          If To Borrower:     American Electromedics Corp.
                              13 Columbia Drive
                              Amherst, New Hampshire 03031


          If To Lender:       Fred Palazzolo, Vice President
                              Citizens Bank New Hampshire
                              875 Elm Street
                              Manchester, NH 03101


          With A Copy To:     Daniel W. Sklar, Esq.
                              Peabody & Brown
                              889 Elm Street
                              Manchester, NH 03101

               6.13.     INTERPRETATION.  The parties hereto agree that
                         --------------
          this Agreement has been carefully and diligently negotiated by the parties, each of whom or which have been represented by counsel, or have had the opportunity to be represented by counsel, and consequently the parties agree that this Agreement shall not be interpreted adversely against one party or the other by reason of its having been drafted by that party.

               The parties have executed and delivered this Agreement all as of the day and date first above written.

                                        LENDER:

                                        CITIZENS BANK NEW
                                        HAMPSHIRE



                                        By: /s/ Fred Palazzolo
                                           --------------------------------
                                             Fred Palazzolo, Its Duly
                                             Authorized Vice President

                                        BORROWER:

                                        AMERICAN ELECTROMEDICS
                                        CORP.



                                        By: /s/ Michael T. Pieniazek
                                           --------------------------------
                                        Name:  Michael T. Pieniazek
                                             ------------------------------
                                        Its:  President
                                            -------------------------------



          STATE OF NEW HAMPSHIRE
          COUNTY OF Hillsborough
                    ------------

               The foregoing instrument was acknowledged before me this 28th day of October, 1997, by Fred Palazzolo, duly authorized President of Citizens Bank New Hampshire, on behalf of the Bank.


                                     /s/ Gail M. Smith
                                   ---------------------------------------
                                   Notary Public
                                   My Commission Expires  June 19, 2001
                                                        ------------------






          STATE OF NEW HAMPSHIRE
          COUNTY OF Hillsborough
                    ------------

               The foregoing instrument was acknowledged before me this 28th day of October, 1997 by by Michael T. Pieniazek, duly
                                          --------------------
          authorized President of American Electromedics Corp., on behalf
                     ---------
          of the corporation.




                                    /s/ Gail M. Smith
                                   ----------------------------------------
                                   Notary Public
                                   My Commission Expires  June 19, 2001
                                                        -------------------